Pricing Supplement dated December 23, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                $36,286,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General:                         This pricing supplement relates to Forty Four
                                 (44) separate Reverse Convertible Notes
                                 ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                          Royal Bank of Canada ("Royal Bank")

Issue:                           Senior Medium-Term Notes, Series C

Pricing Date:                    December 23, 2009

Issuance Date:                   December 31, 2009

Denominations:                   Minimum denomination of $1,000, and integral
                                 multiples of $1,000 thereafter.

Deposit Currency                 U.S. Dollars

Coupon Payment:                  Each coupon will be paid in equal monthly
                                 payments. (30/360)

  Coupon Payment Date (s):       The coupon will be paid on the last business
                                 day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

               Valuation Date:   March 24, 2010

                Maturity Date:   March 31, 2010


Six Month Notes:

               Valuation Date:   June 23, 2010

                Maturity Date:   June 30, 2010

Reference Stock:

 No.   Principal              Reference Stock              Ticker  Coupon Rate  Strike Price  Barrier Price   Term          CUSIP
 ---   ---------              ---------------              ------  -----------  ------------  -------------   ----          -----
         Amount
         ------
 1721  $1,762,000                Alcoa Inc.                  AA      13.00%        $16.00        $12.80      3 month      78008HRG7

 1722  $2,090,000             Arch Coal, Inc.                ACI     14.50%        $23.26        $17.45      3 month      78008HRH5

 1723   $374,000               Alcatel-Lucent                ALU     21.00%         $3.25         $2.44      3 month      78008HRJ1

 1724   $286,000        Allegheny Technologies, Inc.         ATI     11.50%        $44.22        $33.17      3 month      78008HRK8

 1725  $2,042,000        ATP Oil & Gas Corporation          ATPG     25.00%        $19.36        $12.58      3 month      78008HRL6

 1726   $916,000              Yamana Gold Inc.               AUY     13.00%        $11.76         $8.82      3 month      78008HRM4

 1727  $1,103,000              Citigroup Inc.                 C      15.25%         $3.29         $2.63      3 month      78008HRN2

 1728   $322,000         Continental Airlines Inc.           CAL     22.50%        $18.56        $12.99      3 month      78008HRP7

 1729  $2,016,000      Chesapeake Energy Corporation         CHK     12.75%        $27.32        $21.86      3 month      78008HRQ5

 1730  $1,972,000              DryShips Inc.                DRYS     24.50%         $6.11         $4.28      3 month      78008HRR3

 1731   $326,000            Elan Corporation plc             ELN     24.00%         $6.51         $4.88      3 month      78008HRS1

 1732   $740,000             Ford Motor Company               F      14.00%        $10.08         $8.06      3 month      78008HRT9

 1733   $487,000    Freeport-McMoRan Copper & Gold, Inc.     FCX     13.00%        $80.93        $64.74      3 month      78008HRU6

 1734   $857,000             First Solar, Inc.              FSLR     18.00%       $132.58        $99.44      3 month      78008HRV4

 1735   $469,000        Fuel Systems Solutions Inc.         FSYS     22.25%        $42.56        $31.92      3 month      78008HRW2

 1736   $830,000       Market Vectors Gold Miners ETF        GDX     12.00%        $46.93        $37.54      3 month      78008HRX0

 1737   $825,000    Green Mountain Coffee Roasters, Inc.    GMCR     13.75%        $72.63        $54.47      3 month      78008HRY8

 1738   $754,000          Genworth Financial Inc.            GNW     17.00%        $11.78         $7.66      3 month      78008HRZ5

 1739   $574,000          Genworth Financial Inc.            GNW     22.50%        $11.78         $8.25      3 month      78008HSA9

 1740  $1,170,000  Hartford Financial Services Group, Inc.   HIG     20.00%        $23.34        $17.51      3 month      78008HSB7

 1741   $326,000                  KeyCorp                    KEY     18.50%         $5.66         $4.25      3 month      78008HSC5

 1742  $1,034,000       Lincoln National Corporation         LNC     18.00%        $25.38        $19.04      3 month      78008HSD3

 1743  $1,363,000          Las Vegas Sands Corp.             LVS     28.00%        $15.60        $10.92      3 month      78008HSE1

 1744  $1,789,000            The Mosaic Company              MOS     14.50%        $60.30        $45.23      3 month      78008HSF8

 1745   $886,000         Northern Oil and Gas, Inc.          NOG     28.00%        $12.33         $9.25      3 month      78008HSG6

 1746   $711,000                 Palm, Inc.                 PALM     27.00%        $10.83         $7.04      3 month      78008HSH4

 1747   $887,000         Sprint Nextel Corporation            S      22.25%         $3.70         $2.59      3 month      78008HSJ0

 1748   $680,000      UnitedHealth Group Incorporated        UNH     10.00%        $31.62        $25.30      3 month      78008HSK7

 1749   $675,000      United States Steel Corporation         X      17.15%        $55.01        $41.26      3 month      78008HSL5

 1750   $95,000                 Aflac, Inc.                  AFL     10.00%        $46.60        $37.28      6 month      78008HSM3

 1751   $393,000          American Express Company           AXP     10.00%        $41.21        $30.91      6 month      78008HSN1

 1752  $1,559,000       Bank of America Corporation          BAC     13.50%        $15.19        $11.39      6 month      78008HSP6

 1753   $436,000         Peabody Energy Corporation          BTU     13.25%        $47.69        $35.77      6 month      78008HSQ4

 1754   $233,000          Frontier Oil Corporation           FTO     15.75%        $11.57         $8.68      6 month      78008HSR2

 1755   $208,000  Starwood Hotels & Resorts Worldwide, Inc.  HOT     14.75%        $36.86        $27.65      6 month      78008HSS0

 1756   $48,000                NYSE Euronext                 NYX     10.00%        $25.87        $19.40      6 month      78008HST8

 1757   $311,000          Petroleo Brasileiro S.A.           PBR      9.75%        $47.05        $37.64      6 month      78008HSU5

 1758   $165,000         Research In Motion Limited         RIMM     12.75%        $67.61        $50.71      6 month      78008HSV3

 1759   $265,000                  Vale SA                   VALE     11.00%        $28.53        $21.40      6 month      78008HSW1

 1760   $819,000           Wells Fargo & Company             WFC     15.15%        $26.85        $20.14      6 month      78008HSX9

 1762   $550,000         Northern Oil and Gas, Inc.          NOG     13.50%        $12.33         $8.01      3 month      78008HTF7

 1765  $1,020,000                Palm, Inc.                 PALM     18.45%        $10.83         $5.96      3 month      78008HTM2

 1768   $518,000             First Solar, Inc.              FSLR     23.50%       $132.58        $99.44      3 month      78008HTQ3

 1769  $1,400,000      Market Vectors Gold Miners ETF        GDX     12.00%        $46.93        $37.54      3 month      78008HTR1

Term:                            As set forth above

Initial Share Price:             The price of the Reference Stock on the Pricing
                                 Date.

Final Share Price:               The price of the Reference Stock on the
                                 Valuation Date.

Payment at Maturity (if held to  For each $1,000 principal amount of the Notes,
maturity):                       the investor will receive $1,000 plus any
                                 accrued and unpaid interest at maturity unless:

                                 (i)   the Final Stock Price is less than the
                                       Initial Stock Price; and

                                 (ii)  (a) for notes subject to Intra-Day
                                       Monitoring, at any time during the
                                       Monitoring Period, the trading price of
                                       the Reference Stock is less than the
                                       Barrier Price, or

                                       (b) for notes subject to Close of Trading
                                       Day Monitoring, on any day during the
                                       Monitoring Period, the closing price of
                                       the Reference Stock is less than the
                                       Barrier Price.

                                 If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:               From and excluding the Pricing Date to and
                                 including the Valuation Date

Monitoring Method:               Close of Trading Day

Physical Delivery Amount:        For each $1,000 principal amount, a number of
                                 shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                 Price. If this number is not a round number then the number of shares of the Reference
                                 Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:                RBC Capital Markets Corporation (or one of its
                                 affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:               The Bank of New York

Listing:                         None

Settlement:                      DTC global notes

Terms Incorporated In the        All of the terms appearing above the item
Master Note                      captioned "Secondary Market" on the cover page
                                 of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the Issuance Date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.




                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 1721                              100%                         1.50%                        98.50%
                                     $1,762,000.00                   $26,430.00                  $1,735,570.00

RevCon# 1722                              100%                         1.50%                        98.50%
                                     $2,090,000.00                   $31,350.00                  $2,058,650.00

RevCon# 1723                              100%                         1.50%                        98.50%
                                      $374,000.00                    $5,610.00                    $368,390.00

RevCon# 1724                              100%                         1.50%                        98.50%
                                      $286,000.00                    $4,290.00                    $281,710.00

RevCon# 1725                              100%                         1.50%                        98.50%
                                     $2,042,000.00                   $30,630.00                  $2,011,370.00

RevCon# 1726                              100%                         1.50%                        98.50%
                                      $916,000.00                    $13,740.00                   $902,260.00

RevCon# 1727                              100%                         1.50%                        98.50%
                                     $1,103,000.00                   $16,545.00                  $1,086,455.00

RevCon# 1728                              100%                         1.50%                        98.50%
                                      $322,000.00                    $4,830.00                    $317,170.00

RevCon# 1729                              100%                         1.50%                        98.50%
                                     $2,016,000.00                   $30,240.00                  $1,985,760.00

RevCon# 1730                              100%                         1.50%                        98.50%
                                     $1,972,000.00                   $29,580.00                  $1,942,420.00

RevCon# 1731                              100%                         1.50%                        98.50%
                                      $326,000.00                    $4,890.00                    $321,110.00

RevCon# 1732                              100%                         1.50%                        98.50%
                                      $740,000.00                    $11,100.00                   $728,900.00

RevCon# 1733                              100%                         1.50%                        98.50%
                                      $487,000.00                    $7,305.00                    $479,695.00

                                      P-4

RevCon# 1734                              100%                         1.50%                        98.50%
                                      $857,000.00                    $12,855.00                   $844,145.00

RevCon# 1735                              100%                         1.50%                        98.50%
                                      $469,000.00                    $7,035.00                    $461,965.00

RevCon# 1736                              100%                         1.50%                        98.50%
                                      $830,000.00                    $12,450.00                   $817,550.00

RevCon# 1737                              100%                         1.50%                        98.50%
                                      $825,000.00                    $12,375.00                   $812,625.00

RevCon# 1738                              100%                         1.50%                        98.50%
                                      $754,000.00                    $11,310.00                   $742,690.00

RevCon# 1739                              100%                         1.50%                        98.50%
                                      $574,000.00                    $8,610.00                    $565,390.00

RevCon# 1740                              100%                         1.50%                        98.50%
                                     $1,170,000.00                   $17,550.00                  $1,152,450.00

RevCon# 1741                              100%                         1.50%                        98.50%
                                      $326,000.00                    $4,890.00                    $321,110.00

RevCon# 1742                              100%                         1.50%                        98.50%
                                     $1,034,000.00                   $15,510.00                  $1,018,490.00

RevCon# 1743                              100%                         1.50%                        98.50%
                                     $1,363,000.00                   $20,445.00                  $1,342,555.00

RevCon# 1744                              100%                         1.50%                        98.50%
                                     $1,789,000.00                   $26,835.00                  $1,762,165.00

RevCon# 1745                              100%                         1.50%                        98.50%
                                      $886,000.00                    $13,290.00                   $872,710.00

RevCon# 1746                              100%                         1.50%                        98.50%
                                      $711,000.00                    $10,665.00                   $700,335.00

RevCon# 1747                              100%                         1.50%                        98.50%
                                      $887,000.00                    $13,305.00                   $873,695.00

RevCon# 1748                              100%                         1.50%                        98.50%
                                      $680,000.00                    $10,200.00                   $669,800.00

RevCon# 1749                              100%                         1.50%                        98.50%
                                      $675,000.00                    $10,125.00                   $664,875.00

RevCon# 1750                              100%                         1.75%                        98.25%
                                       $95,000.00                    $1,662.50                    $93,337.50

RevCon# 1751                              100%                         1.75%                        98.25%
                                      $393,000.00                    $6,877.50                    $386,122.50

                                      P-5

RevCon# 1752                              100%                         1.75%                        98.25%
                                     $1,559,000.00                   $27,282.50                  $1,531,717.50

RevCon# 1753                              100%                         1.75%                        98.25%
                                      $436,000.00                    $7,630.00                    $428,370.00

RevCon# 1754                              100%                         1.75%                        98.25%
                                      $233,000.00                    $4,077.50                    $228,922.50

RevCon# 1755                              100%                         1.75%                        98.25%
                                      $208,000.00                    $3,640.00                    $204,360.00

RevCon# 1756                              100%                         1.75%                        98.25%
                                       $48,000.00                     $840.00                     $47,160.00

RevCon# 1757                              100%                         1.75%                        98.25%
                                      $311,000.00                    $5,442.50                    $305,557.50

RevCon# 1758                              100%                         1.75%                        98.25%
                                      $165,000.00                    $2,887.50                    $162,112.50

RevCon# 1759                              100%                         1.75%                        98.25%
                                      $265,000.00                    $4,637.50                    $260,362.50

RevCon# 1760                              100%                         1.75%                        98.25%
                                      $819,000.00                    $14,332.50                   $804,667.50

RevCon# 1762                              100%                         1.25%                        98.75%
                                      $550,000.00                    $6,875.00                    $543,125.00

RevCon# 1765                              100%                         1.25%                        98.75%
                                     $1,020,000.00                   $12,750.00                  $1,007,250.00

RevCon# 1768                              100%                         0.00%                         100%
                                      $518,000.00                      $0.00                      $518,000.00

RevCon# 1769                              100%                         1.25%                        98.75%
                                     $1,400,000.00                   $17,500.00                  $1,382,500.00



                         RBC Capital Markets Corporation
                                December 23, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                           If the closing          If the closing
                         market price of the     market price of the
                           Reference Stock         Reference Stock
                         does not fall below       falls below the
                         the Barrier Price on     Barrier Price on
                          any day during the     any day during the          Physical
                          Monitoring Period:     Monitoring Period:          Delivery
                              Payment at             Payment at             Amount as
                              Maturity as            Maturity as            Number of
     Hypothetical            Percentage of          Percentage of         Shares of the
      Final Share              Principal              Principal             Reference           Cash Delivery
         Price                   Amount                Amount                 Stock                Amount
  -------------------------------------------------------------------------------------------------------------
         $200                   100.00%                 100.00%                n/a                   n/a
  -------------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                   n/a
  -------------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                   n/a
  -------------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                   n/a
  -------------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                   n/a
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $90                   100.00%             Delivery Amount             10                  $900
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $80                   100.00%             Delivery Amount             10                  $800
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $70                   100.00%             Delivery Amount             10                  $700
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $60                   100.00%             Delivery Amount             10                  $600
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $59.50                    n/a               Delivery Amount             10                  $595
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $50.00                    n/a               Delivery Amount             10                  $500
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $25.00                    n/a               Delivery Amount             10                  $250
  -------------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
         $0.00                    n/a               Delivery Amount             10                  $0.00
  -------------------------------------------------------------------------------------------------------------



The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HRG7 (AA): 0.25% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.75% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRH5 (ACI): 0.25% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.25% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRJ1 (ALU): 0.25% of each stated interest payment (21.00% in total) will be treated as an interest payment and 20.75% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRK8 (ATI): 0.25% of each stated interest payment (11.50% in total) will be treated as an interest payment and 11.25% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRL6 (ATPG): 0.25% of each stated interest payment (25.00% in total) will be treated as an interest payment and 24.75% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRM4 (AUY): 0.25% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.75% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRN2 (C): 0.25% of each stated interest payment (15.25% in total) will be treated as an interest payment and 15.00% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRP7 (CAL): 0.25% of each stated interest payment (22.50% in total) will be treated as an interest payment and 22.25% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRQ5 (CHK): 0.25% of each stated interest payment (12.75% in total) will be treated as an interest payment and 12.50% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRR3 (DRYS): 0.25% of each stated interest payment (24.50% in total) will be treated as an interest payment and 24.25% of each stated interest payment (24.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRS1 (ELN): 0.25% of each stated interest payment (24.00% in total) will be treated as an interest payment and 23.75% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRT9 (F): 0.25% of each stated interest payment (14.00% in total) will be treated as an interest payment and 13.75% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRU6 (FCX): 0.25% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.75% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRV4 (FSLR): 0.25% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.75% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRW2 (FSYS): 0.25% of each stated interest payment (22.25% in total) will be treated as an interest payment and 22.00% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRX0 (GDX): 0.25% of each stated interest payment (12.00% in total) will be treated as an interest payment and 11.75% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRY8 (GMCR): 0.25% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.50% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HRZ5 (GNW): 0.25% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.75% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSA9 (GNW): 0.25% of each stated interest payment (22.50% in total) will be treated as an interest payment and 22.25% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSB7 (HIG): 0.25% of each stated interest payment (20.00% in total) will be treated as an interest payment and 19.75% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSC5 (KEY): 0.25% of each stated interest payment (18.50% in total) will be treated as an interest payment and 18.25% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSD3 (LNC): 0.25% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.75% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSE1 (LVS): 0.25% of each stated interest payment (28.00% in total) will be treated as an interest payment and 27.75% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSF8 (MOS): 0.25% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.25% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSG6 (NOG): 0.25% of each stated interest payment (28.00% in total) will be treated as an interest payment and 27.75% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSH4 (PALM): 0.25% of each stated interest payment (27.00% in total) will be treated as an interest payment and 26.75% of each stated interest payment (27.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSJ0 (S): 0.25% of each stated interest payment (22.25% in total) will be treated as an interest payment and 22.00% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSK7 (UNH): 0.25% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.75% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSL5 (X): 0.25% of each stated interest payment (17.15% in total) will be treated as an interest payment and 16.90% of each stated interest payment (17.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSM3 (AFL): 0.43% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.57% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSN1 (AXP): 0.43% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.57% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSP6 (BAC): 0.43% of each stated interest payment (13.50% in total) will be treated as an interest payment and 13.07% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSQ4 (BTU): 0.43% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.82% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSR2 (FTO): 0.43% of each stated interest payment (15.75% in total) will be treated as an interest payment and 15.32% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSS0 (HOT): 0.43% of each stated interest payment (14.75% in total) will be treated as an interest payment and 14.32% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HST8 (NYX): 0.43% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.57% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSU5 (PBR): 0.43% of each stated interest payment (9.75% in total) will be treated as an interest payment and 9.32% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSV3 (RIMM): 0.43% of each stated interest payment (12.75% in total) will be treated as an interest payment and 12.32% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSW1 (VALE): 0.43% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.57% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HSX9 (WFC): 0.43% of each stated interest payment (15.15% in total) will be treated as an interest payment and 14.72% of each stated interest payment (15.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HTF7 (NOG): 0.25% of each stated interest payment (13.50% in total) will be treated as an interest payment and 13.25% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HTM2 (PALM): 0.25% of each stated interest payment (18.45% in total) will be treated as an interest payment and 18.20% of each stated interest payment (18.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HTQ3 (FSLR): 0.25% of each stated interest payment (23.50% in total) will be treated as an interest payment and 23.25% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HTR1 (GDX): 0.25% of each stated interest payment (12.00% in total) will be treated as an interest payment and 11.75% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Alcatel-Lucent offers products that enable service providers, enterprises, and governments worldwide to deliver voice, data, and video communication services to end-users. The company operates in four segments: Carrier Product Group, Enterprise Product Group, Services Group, and Applications Software Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o ATP Oil & Gas Corporation engages in the acquisition, development, and production of oil and natural gas properties in the Gulf of Mexico, the United Kingdom, and Dutch Sectors of the North Sea. As of December 31, 2008, the company had leasehold and other interests in 77 offshore blocks, 41 platforms, and 129 wells, including 22 subsea wells in the Gulf of Mexico; and interests in 10 blocks and 3 company-operated subsea wells in the North Sea. It had estimated net proved reserves of 713.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

     o Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o DryShips, Inc. engages in the ownership and operation of drybulk carriers that operate worldwide. The company's fleet carries various drybulk commodities, including coal, iron ore, grains, bauxite, phosphate, fertilizers, and steel products. As of August 10, 2009, it owned a fleet of 41 drybulk carriers comprising 7 Capesize, 29 Panamax, 2 Supramax, and 3 newbuilding drybulk vessels with a combined deadweight tonnage of approximately 3.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

     o Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States. It operates in two segments, Biopharmaceuticals and Elan Drug Technologies (EDT). The Biopharmaceuticals segment engages in the research, development, and commercial activities primarily in Alzheimer's disease, Parkinson's disease, multiple sclerosis, Crohn's disease, severe chronic pain, and infectious diseases.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o First Solar, Inc. engages in the design, manufacture, and sale of solar electric power modules using a proprietary thin film semiconductor technology. The company's solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It sells its products to project developers, system integrators, and operators of renewable energy projects in the United States and Europe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

     o Fuel Systems Solutions, Inc. engages in the design, manufacture, and supply of alternative fuel components and systems for use in the transportation, industrial, and power generation industries. Its components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas used in internal combustion engines.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32999

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o Green Mountain Coffee Roasters, Inc. operates in the specialty coffee industry in the United States and internationally. It sells approximately 200 whole bean and ground coffee selections, cocoa, teas, and coffees. The company offers Arabica bean coffee, including single-origin, Fair Trade Certified, organic, flavored, limited edition, and proprietary blends under the Green Mountain Coffee, Tully's Coffee, and Newman's Own Organics brand names.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12340

     o Genworth Financial, Inc., a financial security company, provides insurance, wealth management, investment, and financial solutions in the United States and internationally. The company operates in three segments: Retirement and Protection, International, and U.S. Mortgage Insurance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32195

     o The Hartford Financial Services Group, Inc., through its subsidiaries, provides insurance and financial services in the United States and internationally. It engages in life, and property and casualty insurance businesses. The life insurance business comprises six segments: Retail Products Group (Retail), Retirement Plans, International and Institutional Solutions Group (Institutional), Individual Life, Group Benefits, and International.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

     o Starwood Hotels & Resorts Worldwide, Inc., together with its subsidiaries, operates as a hotel and leisure company worldwide. The company primarily operates luxury and upscale full service hotels, retreats, and residences. It also engages in the development, ownership, and operation of vacation ownership resorts; marketing and selling vacation ownership interests in the resorts; and provision of financing to customers who purchase such interests.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:

     o KeyCorp operates as the holding company for KeyBank National Association that provides various retail and commercial banking services to individual, corporate, and institutional clients in the United States. The company offers various deposit and loan products. Its deposit product portfolio includes NOW accounts, money market deposit accounts, savings deposits, certificates of deposit, and time deposits.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302

     o Lincoln National Corporation, through its subsidiaries, engages in multiple insurance and investment management businesses primarily in the United States. It sells a range of wealth protection, accumulation, and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance (UL), variable universal life insurance (VUL), term life insurance, mutual funds, and managed accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06028

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Northern Oil and Gas, Inc. engages in the acquisition, exploration, exploitation, and development of oil and natural gas properties in the Rocky Mountain Region of the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33999

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Sprint Nextel Corporation offers wireless and wireline communications products and services to consumers, businesses, and government users in the United States and internationally. Its Wireless segment provides wireless mobile voice and data transmission services on networks that utilize CDMA and iDEN technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04721

     o UnitedHealth Group Incorporated provides healthcare services in the United States. The company's Health Care Services segment offers consumer-oriented health benefit plans and services; administrative and other management services to customers that self-insure the medical costs of their employees and their dependents; and non-employer based insurance options for purchase by individuals, which are designed to meet the health coverage needs of consumers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10864

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811





The Market Vectors Gold Miners ETF (GDX)

We have derived all information contained in this preliminary prospectus regarding the Fund from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck. We make no representation or warranty as to the accuracy or completeness of such information. The Fund is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Fund. The Fund is an Exchange Traded Fund that trades on the NYSE Arca, Inc. under the ticker symbol "GDX."

The Fund is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the "Underlying Index"). The Underlying Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The Underlying Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index. It is possible that the Fund may not fully replicate the performance of the Underlying Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the SEC by the Fund pursuant to the Securities Act of 1933, as amended, and the 1940 Act, can be located by reference to the SEC file numbers 333-123257 and 811-10325, respectively, through the SEC's website at http://www.sec.gov. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Market Vectors is a service mark of Van Eck. The Securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The NYSE Arca Gold Miners Index

Description of the NYSE Arca Gold Miners Index

We have derived all information contained in this preliminary prospectus regarding the NYSE Arca Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by the NYSE Arca. Such information reflects the policies of, and is subject to change by, the NYSE Arca. We make no representation or warranty as to the accuracy or completeness of such information. The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the NYSE Arca Gold Miners Index.

The NYSE Arca Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol "GDM."

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

Index Calculation

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

  (1) the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

  (2) the component securities are split into two subgroups-large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an NYSE Arca Gold Miners Index weight below 5%; and

  (3) the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

The NYSE Arca Gold Miners Index is reviewed quarterly so that the NYSE Arca Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca's discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

  [] Diversification Rule 1: If any component stock exceeds 20% of the total value of the NYSE Arca Gold Miners Index, then all stocks greater than 20% of the NYSE Arca Gold Miners Index are reduced to represent 20% of the value of the NYSE Arca Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.


  [] Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule
      1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the NYSE Arca Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.





 Index Maintenance

The NYSE Arca Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the NYSE Arca Gold Miners Index during the quarterly review, if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described above. The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the NYSE Arca Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of nonmarket forces.

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first, second, and third quarters of 2009, as well as for the period from October 1, 2009 to December 23, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/30/2009                12.38                      7.03                     10.33
   7/1/2009           9/30/2009                14.84                      8.96                     13.12
  10/1/2009          12/23/2009                16                        11.89                     16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.15                     34.295                    37.97
   4/1/2006           6/30/2006                56.445                    37.1001                   42.37
   7/1/2006           9/29/2006                44.13                     25.88                     28.91
  9/30/2006          12/29/2006                37.03                     25.85                     30.03

   1/1/2007           3/30/2007                33.79                     27.18                     30.69
  3/31/2007           6/29/2007                42.59                     30.33                     34.8
  6/30/2007           9/28/2007                37                        27.76                     33.74
  9/29/2007          12/31/2007                45.22                     32.99                     44.93

   1/1/2008           3/31/2008                56.15                     32.98                     43.5
   4/1/2008           6/30/2008                77.4                      41.25                     75.03
   7/1/2008           9/30/2008                75.41                     27.9                      32.89
  10/1/2008          12/31/2008                32.58                     10.43                     16.29

   1/1/2009           3/31/2009                20.6291                   11.77                     13.37
   4/1/2009           6/30/2009                19.94                     12.52                     15.37
   7/1/2009           9/30/2009                24.22                     13.01                     22.13
  10/1/2009          12/23/2009                25.86                     19.41                     23.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Alcatel-Lucent (ALU)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                16.12                     12.68                     15.4
   4/1/2006           6/30/2006                16.51                     11.56                     12.61
   7/1/2006           9/29/2006                12.91                     10.63                     12.18
  9/30/2006          12/29/2006                14.49                     11.64                     14.22

   1/1/2007           3/30/2007                15.43                     11.41                     11.82
  3/31/2007           6/29/2007                14.09                     11.71                     14
  6/30/2007           9/28/2007                14.57                      8.53                     10.18
  9/29/2007          12/31/2007                10.47                      7.15                      7.32

   1/1/2008           3/31/2008                 7.4                       5.08                      5.76
   4/1/2008           6/30/2008                 7.67                      5.73                      6.04
   7/1/2008           9/30/2008                 6.54                      3.57                      3.84
  10/1/2008          12/31/2008                 4.05                      1.74                      2.15

   1/1/2009           3/31/2009                 2.38                      1.09                      1.86
   4/1/2009           6/30/2009                 2.93                      1.82                      2.48
   7/1/2009           9/30/2009                 4.645                     2.01                      4.49
  10/1/2009          12/23/2009                 4.95                      3.19                      3.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Allegheny Technologies Inc (ATI)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.25                     35.4701                   61.18
   4/1/2006           6/30/2006                87.5                      54.78                     69.24
   7/1/2006           9/29/2006                70.38                     55                        62.19
  9/30/2006          12/29/2006                98.72                     59.82                     90.68

   1/1/2007           3/30/2007               110                        85.1                     106.69
  3/31/2007           6/29/2007               119.7                      99.17                    104.88
  6/30/2007           9/28/2007               116.25                     80                       109.95
  9/29/2007          12/31/2007               115.55                     82.59                     86.4

   1/1/2008           3/31/2008                87.32                     59                        71.36
   4/1/2008           6/30/2008                85.49                     58.4                      59.28
   7/1/2008           9/30/2008                58.85                     26.6                      29.55
  10/1/2008          12/31/2008                29.74                     15                        25.53

   1/1/2009           3/31/2009                31.83                     16.92                     21.93
   4/1/2009           6/30/2009                44.09                     21.22                     34.93
   7/1/2009           9/30/2009                36.95                     25.8                      34.99
  10/1/2009          12/23/2009                44.41                     29.62                     44.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            ATP Oil & Gas Corp (ATPG)
                                (Feb-01 - Feb-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.05                     36.05                     43.91
   4/1/2006           6/30/2006                49.7                      35.04                     41.93
   7/1/2006           9/29/2006                43.3                      35.35                     36.94
  9/30/2006          12/29/2006                47.29                     34.16                     39.57

   1/1/2007           3/30/2007                43.65                     35.15                     37.6
  3/31/2007           6/29/2007                49                        37.46                     48.64
  6/30/2007           9/28/2007                49.39                     38.44                     47.03
  9/29/2007          12/31/2007                57.58                     43.19                     50.54

   1/1/2008           3/31/2008                52.25                     28.88                     32.72
   4/1/2008           6/30/2008                47.35                     26.54                     39.47
   7/1/2008           9/30/2008                41.5                      16.16                     17.81
  10/1/2008          12/31/2008                18.72                      3.89                      5.85

   1/1/2009           3/31/2009                 7.92                      2.75                      5.13
   4/1/2009           6/30/2009                10.2                       4.81                      6.96
   7/1/2009           9/30/2009                22.9899                    5.22                     17.89
  10/1/2009          12/23/2009                21.87                     14.4                      19.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Yamana Gold Inc (AUY)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 9.75                      6.6                       9.26
   4/1/2006           6/30/2006                12.42                      7.79                      9.86
   7/1/2006           9/29/2006                11.38                      8.75                      9.25
  9/30/2006          12/29/2006                13.81                      7.82                     13.18

   1/1/2007           3/30/2007                15.44                     11.32                     14.36
  3/31/2007           6/29/2007                15.25                     11.02                     11.12
  6/30/2007           9/28/2007                13.04                      8.4                      11.78
  9/29/2007          12/31/2007                15.88                     11.04                     12.94

   1/1/2008           3/31/2008                19.93                     13.17                     14.62
   4/1/2008           6/30/2008                16.99                     12.24                     16.54
   7/1/2008           9/30/2008                17                         7.27                      8.33
  10/1/2008          12/31/2008                 8.8                       3.31                      7.72

   1/1/2009           3/31/2009                 9.75                      5.8                       9.25
   4/1/2009           6/30/2009                12                         7.36                      8.84
   7/1/2009           9/30/2009                11.49                      8.22                     10.71
  10/1/2009          12/23/2009                14.37                      9.98                     11.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.58                     44.81                     47.23
   4/1/2006           6/30/2006                50.72                     47.15                     48.25
   7/1/2006           9/29/2006                50.35                     46.22                     49.67
  9/30/2006          12/29/2006                57                        48.83                     55.7

   1/1/2007           3/30/2007                56.28                     48.05                     51.34
  3/31/2007           6/29/2007                55.55                     50.41                     51.29
  6/30/2007           9/28/2007                52.97                     44.66                     46.67
  9/29/2007          12/31/2007                48.95                     28.8                      29.44

   1/1/2008           3/31/2008                29.89                     17.99                     21.42
   4/1/2008           6/30/2008                27.35                     16.58                     16.76
   7/1/2008           9/30/2008                22.53                     12.85                     20.51
  10/1/2008          12/31/2008                23.5                       3.05                      6.71

   1/1/2009           3/31/2009                 7.585                     0.97                      2.53
   4/1/2009           6/30/2009                 4.48                      2.43                      2.97
   7/1/2009           9/30/2009                 5.43                      2.55                      4.84
  10/1/2009          12/23/2009                 5                         3.13                      3.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                28.9                      16.74                     26.9
   4/1/2006           6/30/2006                31.03                     22.51                     29.8
   7/1/2006           9/29/2006                32.04                     22.03                     28.31
  9/30/2006          12/29/2006                46.29                     28.56                     41.25

   1/1/2007           3/30/2007                52.4                      35.22                     36.39
  3/31/2007           6/29/2007                44.1                      32                        33.87
  6/30/2007           9/28/2007                38.79                     26.21                     33.03
  9/29/2007          12/31/2007                37.79                     21.59                     22.25

   1/1/2008           3/31/2008                31.25                     17.19                     19.23
   4/1/2008           6/30/2008                23.42                      9.7                      10.11
   7/1/2008           9/30/2008                21.4                       5.91                     16.68
  10/1/2008          12/31/2008                20.89                      9.49                     18.06

   1/1/2009           3/31/2009                21.83                      6.37                      8.81
   4/1/2009           6/30/2009                15.758                     7.86                      8.86
   7/1/2009           9/30/2009                17.55                      8.76                     16.44
  10/1/2009          12/23/2009                18.69                     10.94                     18.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/30/2009                24.66                     16.43                     19.83
   7/1/2009           9/30/2009                29.49                     16.92                     28.4
  10/1/2009          12/23/2009                30                        22.06                     27.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               DryShips Inc (DRYS)
                                (Feb-05 - Feb-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                13.84                      9.9                      10.58
   4/1/2006           6/30/2006                11.25                      8.5                      10.79
   7/1/2006           9/29/2006                14.89                     10.28                     13.4
  9/30/2006          12/29/2006                18.06                     12.63                     18.01

   1/1/2007           3/30/2007                23.67                     16.85                     22.53
  3/31/2007           6/29/2007                44.75                     22.66                     43.38
  6/30/2007           9/28/2007                93.37                     43.51                     90.8401
  9/29/2007          12/31/2007               131.34                     69.616                    77.4

   1/1/2008           3/31/2008                88.49                     48.21                     59.91
   4/1/2008           6/30/2008               116.43                     58.64                     80.18
   7/1/2008           9/30/2008                81.49                     30.52                     35.49
  10/1/2008          12/31/2008                38.87                      3.04                     10.66

   1/1/2009           3/31/2009                17.35                      2.72                      5.09
   4/1/2009           6/30/2009                11.48                      4.35                      5.78
   7/1/2009           9/30/2009                 7.99                      4.9                       6.63
  10/1/2009          12/23/2009                 7.62                      5.66                      6.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Elan Corp PLC (ELN)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                16.83                     11.88                     14.44
   4/1/2006           6/30/2006                19.42                     14.06                     16.7
   7/1/2006           9/29/2006                16.85                     13.14                     15.6
  9/30/2006          12/29/2006                16.15                     13.8                      14.75

   1/1/2007           3/30/2007                15.1                      11.7                      13.29
  3/31/2007           6/29/2007                22.4                      13.31                     21.93
  6/30/2007           9/28/2007                23.11                     16.37                     21.04
  9/29/2007          12/31/2007                24.9                      20.9                      21.98

   1/1/2008           3/31/2008                26.88                     17.82                     20.86
   4/1/2008           6/30/2008                36                        20.53                     35.55
   7/1/2008           9/30/2008                37.45                      9.55                     10.67
  10/1/2008          12/31/2008                11.53                      4.99                      6

   1/1/2009           3/31/2009                 9.13                      4.85                      6.64
   4/1/2009           6/30/2009                 8.58                      5.41                      6.37
   7/1/2009           9/30/2009                 8.59                      6.44                      7.11
  10/1/2009          12/23/2009                 7.12                      4.61                      6.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/30/2009                 6.54                      2.4                       6.07
   7/1/2009           9/30/2009                 8.86                      5.24                      7.21
  10/1/2009          12/23/2009                10.11                      6.61                     10.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/30/2009                61.55                     36.6                      50.11
   7/1/2009           9/30/2009                73.43                     43.19                     68.61
  10/1/2009          12/23/2009                87.35                     63                        80.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             First Solar Inc (FSLR)
                                (Nov-06 - Nov-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
 11/16/2006          12/29/2006                30                        20                        29.84

   1/1/2007           3/30/2007                59.88                     27.54                     52.01
  3/31/2007           6/29/2007                91.1                      52.08                     89.29
  6/30/2007           9/28/2007               123.21                     74.77                    117.7399
  9/29/2007          12/31/2007               283                       119.91                    267.14

   1/1/2008           3/31/2008               272.7899                  143.3101                  231.14
   4/1/2008           6/30/2008               317                       232.2                     272.82
   7/1/2008           9/30/2008               301.3                     175.48                    188.91
  10/1/2008          12/31/2008               202.93                     85.28                    137.96

   1/1/2009           3/31/2009               165.2                     100.9                     132.7
   4/1/2009           6/30/2009               207.51                    129.88                    162.2
   7/1/2009           9/30/2009               176.05                    112.0901                  152.86
  10/1/2009          12/23/2009               162.2                     115.09                    132.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Fuel Systmes Solutions Inc (FSYS)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                13.7                       9.96                     13.04
   4/1/2006           6/30/2006                24.98                     12.04                     21.34
   7/1/2006           9/29/2006                22.42                     11.08                     12.72
  9/30/2006          12/29/2006                23.11                     11.68                     22.08

   1/1/2007           3/30/2007                25.11                     16.49                     18.52
  3/31/2007           6/29/2007                19.73                     14.95                     16.58
  6/30/2007           9/28/2007                22.38                     16.12                     17.86
  9/29/2007          12/31/2007                21                        12.6                      14.29

   1/1/2008           3/31/2008                14.94                      9.8                      13.33
   4/1/2008           6/30/2008                41.8999                   12.96                     38.5
   7/1/2008           9/30/2008                61.24                     25.68                     34.45
  10/1/2008          12/31/2008                40                        21.92                     32.76

   1/1/2009           3/31/2009                36.3399                    9.83                     13.48
   4/1/2009           6/30/2009                26.75                     12.77                     20.19
   7/1/2009           9/30/2009                38.34                     18.13                     35.99
  10/1/2009          12/23/2009                52.53                     30.72                     42.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Market Vectors Gold Miners ETF (GDX)
                                (May-06 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
  5/22/2006           6/30/2006                40.27                     31.82                     38.7
   7/1/2006           9/29/2006                42.58                     33.86                     35.65
  9/30/2006          12/29/2006                42.32                     32.41                     39.91

   1/1/2007           3/30/2007                43.32                     36.19                     39.57
  3/31/2007           6/29/2007                42.88                     36.63                     37.89
  6/30/2007           9/28/2007                45.96                     32.76                     45.35
  9/29/2007          12/31/2007                53.84                     42.31                     45.83

   1/1/2008           3/31/2008                56.87                     44.85                     47.7
   4/1/2008           6/30/2008                51.45                     41.61                     48.59
   7/1/2008           9/30/2008                51.8399                   27.35                     33.79
  10/1/2008          12/31/2008                35.49                     15.83                     33.88

   1/1/2009           3/31/2009                38.93                     27.15                     36.88
   4/1/2009           6/30/2009                45.1                      30.8                      37.815
   7/1/2009           9/29/2009                48.4                      34.05                     45.29
  9/30/2009          12/23/2009                55.4                      40.92                     46.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Green Mountain Coffee Roasters (GMCR)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                9.2689                    8.4444                    8.8267
   4/1/2006           6/30/2006               10.0267                    7.8533                    8.9267
   7/1/2006           9/29/2006                9.1667                    7.7778                    8.1778
  9/30/2006          12/29/2006               11.9111                    8.0044                   10.94

   1/1/2007           3/30/2007               14.5787                   10.9267                   14.0111
  3/31/2007           6/29/2007               18.16                     13.4778                   17.4978
  6/30/2007           9/28/2007               28.64                     17.3667                   22.1267
  9/29/2007          12/31/2007               28                        19.72                     27.1333

   1/1/2008           3/31/2008               28                        16.6667                   21.1
   4/1/2008           6/30/2008               29.8333                   19.3933                   25.0467
   7/1/2008           9/30/2008               28                        20.9667                   26.2267
  10/1/2008          12/31/2008               27.3333                   15.34                     25.8

   1/1/2009           3/31/2009               33.66                     21.3533                   32
   4/1/2009           6/30/2009               63.685                    30.5733                   59.12
   7/1/2009           9/30/2009               75.89                     53.18                     73.84
  10/1/2009          12/23/2009               79.23                     59.6                      72.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Genworth Financial Inc (GNW)
                                (May-04 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.37                     31.53                     33.43
   4/1/2006           6/30/2006                35.22                     31                        34.84
   7/1/2006           9/29/2006                36.4                      32.96                     35.01
  9/30/2006          12/29/2006                36.47                     32.18                     34.21

   1/1/2007           3/30/2007                37.16                     33.69                     34.94
  3/31/2007           6/29/2007                37                        34.05                     34.4
  6/30/2007           9/28/2007                35.43                     26.5                      30.73
  9/29/2007          12/31/2007                32.33                     23.26                     25.45

   1/1/2008           3/31/2008                25.57                     19.75                     22.64
   4/1/2008           6/30/2008                24.88                     17.69                     17.81
   7/1/2008           9/30/2008                19.99                      3.51                      8.61
  10/1/2008          12/31/2008                 8.5                       0.7                       2.83

   1/1/2009           3/31/2009                 3.38                      0.78                      1.9
   4/1/2009           6/30/2009                 7.41                      1.75                      6.99
   7/1/2009           9/30/2009                13.68                      5.02                     11.95
  10/1/2009          12/23/2009                12.4                       8.37                     11.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Hartford Financial Services Group (HIG)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                89.49                     79.24                     80.55
   4/1/2006           6/30/2006                94.03                     80.14                     84.6
   7/1/2006           9/29/2006                88.51                     79.55                     86.75
  9/30/2006          12/29/2006                93.75                     83.78                     93.31

   1/1/2007           3/30/2007                97.95                     90.3                      95.58
  3/31/2007           6/29/2007               106.23                     94.8733                   98.51
  6/30/2007           9/28/2007               100.56                     83                        92.55
  9/29/2007          12/31/2007                99.21                     86.35                     87.19

   1/1/2008           3/31/2008                87.88                     63.98                     75.77
   4/1/2008           6/30/2008                79.88                     64.4                      64.57
   7/1/2008           9/30/2008                72.29                     31.26                     40.99
  10/1/2008          12/31/2008                40.01                      4.16                     16.42

   1/1/2009           3/31/2009                19.91                      3.33                      7.85
   4/1/2009           6/30/2009                18.87                      7.16                     11.87
   7/1/2009           9/30/2009                29                        10                        26.5
  10/1/2009          12/23/2009                29.59                     22.89                     23.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Keycorp (KEY)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                37.67                     32.9                      36.8
   4/1/2006           6/30/2006                38.31                     34.24                     35.68
   7/1/2006           9/29/2006                38.15                     34.48                     37.44
  9/30/2006          12/29/2006                38.63                     35.73                     38.03

   1/1/2007           3/30/2007                39.9                      35.94                     37.47
  3/31/2007           6/29/2007                38.96                     34.15                     34.33
  6/30/2007           9/28/2007                37.09                     31.38                     32.33
  9/29/2007          12/31/2007                34.05                     21.04                     23.45

   1/1/2008           3/31/2008                27.23                     19                        21.95
   4/1/2008           6/30/2008                26.12                     10                        10.98
   7/1/2008           9/30/2008                18.48                      7.93                     11.94
  10/1/2008          12/31/2008                15.2                       4.99                      8.52

   1/1/2009           3/31/2009                 9.35                      4.83                      7.87
   4/1/2009           6/30/2009                 9.82                      4.4                       5.24
   7/1/2009           9/30/2009                 7.07                      4.4                       6.5
  10/1/2009          12/23/2009                 6.85                      5.29                      5.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lincoln National Corp (LNC)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                57.97                     52                        54.59
   4/1/2006           6/30/2006                60.52                     54.3                      56.44
   7/1/2006           9/29/2006                63.47                     53.94                     62.08
  9/30/2006          12/29/2006                66.72                     61.74                     66.4

   1/1/2007           3/30/2007                71.18                     64.29                     67.79
  3/31/2007           6/29/2007                74.72                     66.9                      70.95
  6/30/2007           9/28/2007                72.28                     54.4                      65.97
  9/29/2007          12/31/2007                70.66                     55.842                    58.22

   1/1/2008           3/31/2008                58.11                     45.5                      52
   4/1/2008           6/30/2008                56.8                      45.18                     45.32
   7/1/2008           9/30/2008                59.99                     39.83                     42.81
  10/1/2008          12/31/2008                45.5                       4.76                     18.84

   1/1/2009           3/31/2009                25.59                      4.9                       6.69
   4/1/2009           6/30/2009                19.99                      5.52                     17.21
   7/1/2009           9/30/2009                27.82                     14.34                     25.91
  10/1/2009          12/23/2009                28.1                      21.99                     25.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                58.03                     38.44                     56.66
   4/1/2006           6/30/2006                78.9                      54.68                     77.86
   7/1/2006           9/29/2006                77.86                     57.6801                   68.35
  9/30/2006          12/29/2006                97.25                     66.06                     89.48

   1/1/2007           3/30/2007               109.45                     81                        86.61
  3/31/2007           6/29/2007                91.93                     71.24                     76.39
  6/30/2007           9/28/2007               142.75                     75.56                    133.42
  9/29/2007          12/31/2007               148.76                    102.5                     103.05

   1/1/2008           3/31/2008               105.38                     70                        73.64
   4/1/2008           6/30/2008                83.13                     45.3                      47.44
   7/1/2008           9/30/2008                59.17                     30.56                     36.11
  10/1/2008          12/31/2008                37                         2.89                      5.93

   1/1/2009           3/31/2009                 9.15                      1.38                      3.01
   4/1/2009           6/30/2009                11.84                      3.08                      7.86
   7/1/2009           9/30/2009                20.73                      6.32                     16.84
  10/1/2009          12/23/2009                18.84                     12.95                     15.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                17.14                     13.78                     14.35
   4/1/2006           6/30/2006                17.28                     13.31                     15.65
   7/1/2006           9/29/2006                17.13                     14.03                     16.9
  9/30/2006          12/29/2006                23.54                     16.2                      21.36

   1/1/2007           3/30/2007                28.84                     19.49                     26.66
  3/31/2007           6/29/2007                41                        26.44                     39.02
  6/30/2007           9/28/2007                54.83                     32.5                      53.52
  9/29/2007          12/31/2007                97.6                      48.72                     94.34

   1/1/2008           3/31/2008               119.78                     71                       102.6
   4/1/2008           6/30/2008               163.25                     95                       144.7
   7/1/2008           9/30/2008               146.92                     62.21                     68.02
  10/1/2008          12/31/2008                71.5                      21.94                     34.6

   1/1/2009           3/31/2009                49.78                     31.17                     41.98
   4/1/2009           6/30/2009                59.34                     37.08                     44.3
   7/1/2009           9/30/2009                55.73                     39.39                     48.07
  10/1/2009          12/23/2009                62.46                     45                        60.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Northern Oil and Gas Inc (NOG)
                                (Jan-07 - Jan-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
  1/10/2007           3/30/2007                 5                         1.1                       5
  3/31/2007           6/29/2007                 5.5                       3.4                       5.25
  6/30/2007           9/28/2007                 6.5                       4.27                      4.95
  9/29/2007          12/31/2007                 8.45                      4.4                       6.95

   1/1/2008           3/31/2008                 7.3                       5.65                      7.09
   4/1/2008           6/30/2008                16.4                       6.95                     13.28
   7/1/2008           9/30/2008                14                         5.14                      8.13
  10/1/2008          12/31/2008                 8.13                      2.05                      2.6

   1/1/2009           3/31/2009                 4.24                      2.01                      3.6
   4/1/2009           6/30/2009                 8.89                      3.4                       6.37
   7/1/2009           9/30/2009                 8.44                      4.74                      8.4
  10/1/2009          12/23/2009                12.43                      7.65                     12.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.32                     16                        23.16
   4/1/2006           6/30/2006                24.91                     15.98                     16.1
   7/1/2006           9/29/2006                16.55                     13.88                     14.56
  9/30/2006          12/29/2006                16.84                     13.41                     14.09

   1/1/2007           3/30/2007                19.5                      13.54                     18.13
  3/31/2007           6/29/2007                18.58                     15.45                     16.0199
  6/30/2007           9/28/2007                17.25                     13.52                     16.27
  9/29/2007          12/31/2007                19.23                      5.24                      6.34

   1/1/2008           3/31/2008                 7.06                      4.21                      5
   4/1/2008           6/30/2008                 7.36                      4.96                      5.39
   7/1/2008           9/30/2008                 8.94                      5                         5.97
  10/1/2008          12/31/2008                 6.5                       1.14                      3.07

   1/1/2009           3/31/2009                 9.51                      3.0201                    8.59
   4/1/2009           6/30/2009                16.74                      8.4                      16.58
   7/1/2009           9/30/2009                18.09                     12.36                     17.46
  10/1/2009          12/23/2009                17.4                       9.6                      10.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Sprint Nextel Corp (S)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.8109                   20.3821                   23.439
   4/1/2006           6/30/2006                24.3914                   19.33                     19.99
   7/1/2006           9/29/2006                20.8                      15.92                     17.15
  9/30/2006          12/29/2006                20.63                     16.75                     18.89

   1/1/2007           3/30/2007                20.42                     16.93                     18.96
  3/31/2007           6/29/2007                23.42                     18.89                     20.71
  6/30/2007           9/28/2007                22.64                     17.24                     19
  9/29/2007          12/31/2007                19.7                      12.96                     13.13

   1/1/2008           3/31/2008                13.16                      5.48                      6.69
   4/1/2008           6/30/2008                 9.94                      6.27                      9.5
   7/1/2008           9/30/2008                 9.75                      5.75                      6.1
  10/1/2008          12/31/2008                 6.72                      1.35                      1.83

   1/1/2009           3/31/2009                 4.2                       1.83                      3.57
   4/1/2009           6/30/2009                 5.94                      3.49                      4.81
   7/1/2009           9/30/2009                 4.9104                    3.47                      3.95
  10/1/2009          12/23/2009                 4.41                      2.78                      3.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          UnitedHealth Group Inc (UNH)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.93                     53.2                      55.86
   4/1/2006           6/30/2006                56.6                      41.44                     44.78
   7/1/2006           9/29/2006                52.84                     44.29                     49.2
  9/30/2006          12/29/2006                54.46                     45.12                     53.73

   1/1/2007           3/30/2007                57.1                      50.51                     52.97
  3/31/2007           6/29/2007                55.9                      50.7                      51.14
  6/30/2007           9/28/2007                54.1                      45.82                     48.43
  9/29/2007          12/31/2007                59.46                     46.59                     58.2

   1/1/2008           3/31/2008                57.86                     33.57                     34.36
   4/1/2008           6/30/2008                38.33                     25.5                      26.25
   7/1/2008           9/30/2008                33.49                     21                        25.39
  10/1/2008          12/31/2008                27.31                     14.51                     26.6

   1/1/2009           3/31/2009                30.25                     16.18                     20.93
   4/1/2009           6/30/2009                29.69                     19.85                     24.98
   7/1/2009           9/30/2009                30                        23.69                     25.04
  10/1/2009          12/23/2009                33.25                     23.5                      31.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009           9/30/2009                51.65                     29.35                     44.37
  10/1/2009          12/23/2009                55.11                     33.25                     55.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/30/2009                37.73                     17.25                     31.09
   7/1/2009           9/30/2009                44.07                     28.17                     42.74
  10/1/2009          12/23/2009                47.75                     39.82                     46.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/30/2009                28.45                     13.08                     23.24
   7/1/2009           9/30/2009                36.5                      22                        33.9
  10/1/2009          12/23/2009                42.25                     31.69                     41.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           6/30/2009                15.07                      6.44                     13.2
   7/1/2009           9/30/2009                18.25                     11.27                     16.92
  10/1/2009          12/23/2009                19.1                      14.12                     15.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006               71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006               56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006               45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007               41.756                    33.8916                   37.674
  3/31/2007           6/29/2007               52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007               47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007               62.55                     44.4898                   61.64

   1/1/2008           3/31/2008               63.97                     42.05                     51
   4/1/2008           6/30/2008               88.69                     49.38                     88.05
   7/1/2008           9/30/2008               88.39                     39.06                     45
  10/1/2008          12/31/2008               43.99                     16                        22.75

   1/1/2009           3/31/2009               30.95                     20.17                     25.04
   4/1/2009           6/30/2009               37.44                     23.56                     30.16
   7/1/2009           9/30/2009               41.54                     27.19                     37.22
  10/1/2009          12/23/2009               48                        34.54                     47.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           6/30/2009                18.4                      12.09                     13.11
   7/1/2009           9/30/2009                15.15                     12                        13.92
  10/1/2009          12/23/2009                16.54                     11.03                     11.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                 Starwood Hotels & Resorts Worldwide, Inc. (HOT)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55.3479                   47.6638                   54.7257
   4/1/2006           6/30/2006                63.64                     52.41                     60.34
   7/1/2006           9/29/2006                61.85                     49.68                     57.19
  9/30/2006          12/29/2006                68                        56.22                     62.5

   1/1/2007           3/30/2007                69.65                     59.63                     64.85
  3/31/2007           6/29/2007                74.35                     65.35                     67.07
  6/30/2007           9/28/2007                75.45                     52.63                     60.75
  9/29/2007          12/31/2007                62.83                     42.78                     44.03

   1/1/2008           3/31/2008                56                        37.07                     51.75
   4/1/2008           6/30/2008                55.34                     38.89                     40.07
   7/1/2008           9/30/2008                43.29                     25.95                     28.14
  10/1/2008          12/31/2008                28.55                     10.97                     17.9

   1/1/2009           3/31/2009                23.78                      8.99                     12.7
   4/1/2009           6/30/2009                26.68                     12.12                     22.2
   7/1/2009           9/30/2009                34.78                     18.49                     33.03
  10/1/2009          12/23/2009                37.06                     27.6601                   36.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                90.35                     66.98                     79.25
   4/1/2006           6/30/2006                80.45                     48.62                     68.48
   7/1/2006           9/29/2006                74.83                     56.05                     74.75
  9/30/2006          12/29/2006               112                        71.4                      97.2

   1/1/2007           3/30/2007               109.5                      80.51                     93.75
  3/31/2007           6/29/2007               101                        72.335                    73.62
  6/30/2007           9/28/2007                84.5                      64.26                     79.17
  9/29/2007          12/31/2007                95.25                     78.18                     87.77

   1/1/2008           3/31/2008                87.7                      55.12                     61.71
   4/1/2008           6/30/2008                76.71                     50.3                      50.66
   7/1/2008           9/30/2008                51.18                     32.26                     39.18
  10/1/2008          12/31/2008                40.7                      16.33                     27.38

   1/1/2009           3/31/2009                30.6                      14.52                     17.9
   4/1/2009           6/30/2009                31.93                     17.21                     27.25
   7/1/2009           9/30/2009                30.44                     23.7                      28.89
  10/1/2009          12/23/2009                30                        24.27                     25.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.7425                   18.165                    21.6675
   4/1/2006           6/30/2006                26.8625                   17.25                     22.3275
   7/1/2006           9/29/2006                24.0925                   18.445                    20.9575
  9/30/2006          12/29/2006                25.7475                   19.3125                   25.7475

   1/1/2007           3/30/2007                25.955                    20.69                     24.8775
  3/31/2007           6/29/2007                31.1825                   24.63                     30.3175
  6/30/2007           9/28/2007                38.56                     24.375                    37.75
  9/29/2007          12/31/2007                59.58                     36.425                    57.62

   1/1/2008           3/31/2008                62.74                     44.345                    51.055
   4/1/2008           6/30/2008                77.61                     50.465                    70.83
   7/1/2008           9/30/2008                71.77                     36.36                     43.95
  10/1/2008          12/31/2008                43.9                      14.73                     24.49

   1/1/2009           3/31/2009                35.3                      22.22                     30.47
   4/1/2009           6/30/2009                46.1                      30.16                     40.98
   7/1/2009           9/30/2009                46.52                     34.31                     45.9
  10/1/2009          12/23/2009                53.46                     43.69                     47.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006                29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006                34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006                47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007                49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007                66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007               100.98                     61.54                     98.55
  9/29/2007          12/31/2007               137.01                     95.02                    113.4

   1/1/2008           3/31/2008               118.35                     80.2                     112.23
   4/1/2008           6/30/2008               148.13                    111.9                     116.9
   7/1/2008           9/30/2008               135                        60.03                     68.3
  10/1/2008          12/31/2008                68.23                     35.09                     40.58

   1/1/2009           3/31/2009                60.47                     35.05                     43.11
   4/1/2009           6/30/2009                86                        42.76                     71.09
   7/1/2009           9/30/2009                88.08                     63.36                     67.6299
  10/1/2009          12/23/2009                71.6                      54.3                      67.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                12.8975                   10.395                    12.1325
   4/1/2006           6/30/2006                14.55                      9.815                    12.02
   7/1/2006           9/29/2006                12.27                      9.58                     10.78
  9/30/2006          12/29/2006                15.23                     10.34                     14.87

   1/1/2007           3/30/2007                19.025                    13.53                     18.495
  3/31/2007           6/29/2007                23.855                    18.435                    22.275
  6/30/2007           9/28/2007                34.61                     17                        33.93
  9/29/2007          12/31/2007                38.32                     29.9                      32.67

   1/1/2008           3/31/2008                37.54                     24                        34.64
   4/1/2008           6/30/2008                44.15                     34                        35.82
   7/1/2008           9/30/2008                35.01                     16.5                      19.15
  10/1/2008          12/31/2008                19.01                      8.8                      12.11

   1/1/2009           3/31/2009                17.85                     11.5                      13.3
   4/1/2009           6/30/2009                21.27                     13.1                      17.63
   7/1/2009           9/30/2009                23.58                     15.58                     23.13
  10/1/2009          12/23/2009                29.93                     21.91                     28.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Dec-99 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           9/30/2009                29.56                     22.08                     28.18
  10/1/2009          12/23/2009                31.53                     25.00                     26.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 31, 2009, which is the fifth (5th) business day following the Pricing Date (this settlement cycle being referred to as "T+5"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $36,286,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                December 23, 2009